UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Middlesex Water Company
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MIDDLESEX WATER COMPANY

Notice of 2019 Annual Meeting of Shareholders and Proxy Statement

May 21, 2019

11:00 a.m. EDT

The Delta by Marriott Woodbridge

(Formerly The Renaissance Hotel)

515 US Highway 1 South

Iselin, NJ 08830

Middlesex Water Company 485C Route 1 South Suite 400 Iselin, New Jersey 08830

Dear Shareholder:

You are cordially invited to attend Middlesex Water Company’s Annual Meeting of Shareholders which will be held at The Delta by Marriott Woodbridge, 515 US Highway 1 South, Iselin, New Jersey on Tuesday, May 21, 2019 at 11:00 EDT.

At the meeting, I look forward to sharing with you information about our Company’s performance during 2018. Highlights include:

•	Achieving stock price appreciation and resulting improved total shareholder return
•	The Award of a 10-year operations and maintenance management services contract to operate the City of Perth Amboy, New Jersey’s water and wastewater utilities
•	Construction of a $52 million, 4.5 mile water transmission main designed to help ensure reliability and critical back up water supply
•	Regulatory approval by the New Jersey Board of Public Utilities for a 7.2% increase in customer base rates
•	Changes in our senior leadership team to further implement succession plans to meet current and future needs
•	Announcement of a 5% discount window on purchase of shares of our common stock to Investment Plan participants
•	Relocation of our administrative offices to better accommodate expanding business needs
•	A 7.3% increase in the common stock dividend
•	Continued key investments in infrastructure through our Water for Tomorrow® Capital Program

We welcome this opportunity to meet with our shareholders and look forward to your comments and questions. We hope you will join us on May 21st as we further discuss our operations performance and vote on issues of importance to your Company.

Details for the meeting are included in this Proxy Statement and are contained on the proxy or voting instruction card. Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly, even if you plan to attend the Annual Meeting.

On behalf of the Board of Directors, thank you for your strong support and confidence in Middlesex Water Company.

Sincerely,

Dennis W. Doll

Chairman, President and Chief Executive Officer
April 11, 2019

A Provider of Water, Wastewater and Related Products and Services

MIDDLESEX WATER COMPANY	Proxy Statement

MIDDLESEX WATER COMPANY	Proxy Statement

CONSERVING NATURAL RESOURCES THROUGH INTERNET AVAILABILITY OF PROXY MATERIALS

This year, we are again using the U.S. Securities and Exchange Commission’s Notice and Access model (“Notice and Access”) which allows delivery of proxy materials via the Internet as the primary means of furnishing proxy materials. We believe Notice and Access provides shareholders with a convenient method to access the proxy materials and vote, reduces the costs of printing and distributing proxy materials, and allows us to conserve natural resources in alignment with our role as an environmental steward. On or about April 11, 2019, we will mail a Notice of Internet Availability (“NOIA”) of Proxy Materials containing instructions on how to access our Proxy Statement and our 2018 Annual Report online and how to vote via the Internet. The NOIA also contains instructions on how to receive a paper copy of the proxy materials and our 2018 Annual Report to Shareholders.

YOUR VOTE IS IMPORTANT

We urge you to vote using telephone or internet voting, if available to you, or if you received these proxy materials by U.S. mail, by completing, signing, dating and returning the enclosed proxy card promptly. If voting by phone, please call the toll-free number found on your NOIA of Proxy Materials or on your proxy card. To vote via the Internet, please visit the website shown on your NOIA (www.proxyvote.com) until 11:59 on May 20, 2019 to transmit voting instructions. (Shareholders will need the 12-digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com).

Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the Annual Meeting. Please note that if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the shareholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting. Beneficial owners of shares of common stock held in street name through a bank or brokerage account should follow the voting instructions enclosed with their proxy materials.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Middlesex Water Company 485C Route 1 South Suite 400 Iselin, New Jersey 08830

TUESDAY, MAY 21, 2019 — Annual Meeting

Dear Shareholder:

Middlesex Water Company’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held at The Delta by Marriott Woodbridge, formerly the Renaissance Hotel, 515 U.S. Highway 1 South, Iselin, New Jersey 08830 on Tuesday, May 21, 2019 beginning at 11:00 a.m. for the following purposes:

1.	Elect the following directors:

Steven M. Klein, Amy B. Mansue, Ann L. Noble and Walter G. Reinhard

2.	Approve, by non-binding advisory vote, the compensation of our Named Executive Officers.
3.	Ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
4.	We may also transact such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors (the “Board”) has fixed the close of business on March 25, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Please note in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of Directors or the non-binding proposal regarding the compensation of our Named Executive Officers. Please return your proxy card or vote via telephone or internet so your vote can be counted.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors, Jay L. Kooper Vice President, General Counsel and Secretary

Iselin, New Jersey
April 11, 2019

Middlesex Water Company                     1                    2019 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2018 performance, please also review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Annual Meeting of Shareholders

Date and Time: Tuesday, May 21, 2019 at 11:00 a.m. EDT Location: The Delta by Marriott at Woodbridge
(formerly The Renaissance Hotel)

515 U.S. Highway 1 South, Iselin, NJ 08830

Record Date: March 25, 2019

Mail Date: April 11, 2019

Transfer Agent: Broadridge Financial Services, Inc.

Stock Symbol: MSEX

Exchange: Nasdaq

State of Incorporation: New Jersey

Year of Incorporation: 1897

Corporate Website: www.middlesexwater.com

Shareholder Service Website: www.shareholder.broadridge.com\middlesexwater

Proposals and Board Recommendations

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
1. Election of Directors	For Each Director Nominee	6

DIRECTOR NOMINEES

Name	Age	Director Since	Class	Independent
Steven M. Klein	53	2009	II	YES
Amy B. Mansue	54	2010	II	YES
Ann L. Noble	57	–	I	YES
Walter G. Reinhard, Esq.	73	2002	II	YES

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
MANAGEMENT PROPOSALS
2. Advisory Vote to Approve the Company’s Named Executive Officer 2018 Compensation	FOR	27
3. Ratification of Baker Tilly Virchow Krause, LLP as Independent Auditor for 2019	FOR	29

Middlesex Water Company                     2                    2019 Proxy Statement

GENERAL INFORMATION

1.	What is the purpose of the Meeting?

At the Annual Meeting, shareholders will consider and vote upon three proposals:

•	Election of four (4) Directors.
•	A non-binding advisory vote to approve Named Executive Officer compensation.
•	Ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Shareholders may also vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

2.	Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board for use at the Annual Meeting. This Proxy Statement includes information we are required to provide under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

3.	How can I get electronic access to the proxy materials?

The Notice of Internet Availability (“NOIA”) of Proxy Materials will provide you with instructions how to 1) view on the Internet our proxy materials for the Annual Meeting; and 2) instruct us to send proxy materials to you by mail. The proxy materials are available at www.proxyvote.com.

4.	What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Directors James F. Cosgrove, Jr. and Kim C. Hanemann have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the terms thereof.

5.	How are other proxy materials being furnished?

Under rules adopted by the SEC, we have chosen to furnish our proxy materials to our shareholders over the Internet and to provide a NOIA of Proxy Materials by mail, rather than mailing the printed proxy materials. As a result, the Company is able to reduce printing and postage costs, as well as minimize adverse impact on the environment. If you receive a NOIA, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions provided in the NOIA. Instead, the NOIA instructs you how to access and review all of the information contained in the Proxy Statement and Annual Report to Shareholders. The NOIA also explains how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA.

6.	Who is entitled to vote at the Annual Meeting?

Shareholders of record at the close of business on March 25, 2019, which we refer to as the Record Date, (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 16,451,104 shares of Middlesex Water Company (“Common Stock”) issued and outstanding, each entitled to one vote. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder of record at our offices at 485C Route 1 South, Suite 400, Iselin, NJ 08830 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record at the Annual Meeting.

7.	What is the difference between holding shares as a shareholder of record and as a beneficial owner holding shares in “street name”?

You are a “Shareholder of Record” if, at the close of business on the Record Date, your shares were registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent. You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm or other nominee and not directly in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides.

8.	How will my shares be voted if I do not vote or if I have not provided instructions to my broker?

All shares that have been properly voted, whether by Internet, telephone or mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you are a shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those registered matters for you.

If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares on only those proposals for which it has discretion to vote.

Please note that under the rules of the Nasdaq Global Select Stock Market (“Nasdaq”) your bank, broker or other nominee may not vote your shares with respect to matters considered non-routine (Proposals 1 and 2).Proposal 3, the ratification of our auditor is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

9.	How many votes must be present to hold the Meeting?

In order for the Annual Meeting to be conducted, a majority of the outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum.

Middlesex Water Company                     3                    2019 Proxy Statement

10.	What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1 - Election of four Directors	Plurality of votes cast	No
Proposal 2 - Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 - Ratification of auditors for 2019	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of Directors, you may vote FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT and indicate any nominee for which you withhold authority to vote. Directors are elected by a plurality of votes cast by shareholders present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of Directors. With respect to Proposals 2 and 3, (or any other matter to be voted at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. The approval of the non-binding advisory vote regarding the compensation of our Named Executive Officers (Proposal 2) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP (Proposal 3) requires that the votes cast in favor of the ratification exceed the number of votes opposing the ratification.

11.	How does the Board recommend I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the four directors nominated by the Board and named in this Proxy Statement;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers; and
•	FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP our independent registered public accounting firm for the fiscal year ending December 31, 2019.

12.	How are abstentions and broker non-votes counted?

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or did not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for Director and will not affect the outcome of the vote for these proposals. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the nonbinding advisory proposal regarding the approval of the compensation of our named executive or the ratification of the appointment of Baker Tilly Virchow Krause, LLP.

13.	May I revoke my proxy or change my vote?

Yes. You may revoke a proxy you have given at any time before it is voted at the Annual Meeting by: (1) submitting to our Corporate Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.

14.	Who will count the vote?

Votes will be counted by representatives of Broadridge who will tally the votes and certify the results.

15.	Who can attend the Annual Meeting?

All shareholders of record as of the close of business on March 25, 2019 can attend the Annual Meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis. Shareholders are not permitted to bring cameras or recording devices to the Annual Meeting.

16.	Will there be a management presentation at the Annual Meeting? Management will give a brief presentation during the meeting and shareholders will be invited to ask questions.

17.	When are shareholder proposals due for the 2020 Annual Meeting?

To be considered for inclusion in our Proxy Statement mailed in 2020, stockholder proposals must be received at our executive offices on or before December 11, 2019. Stockholder proposals should be directed to the Corporate Secretary at Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

18.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will issue final results in a press release and in a current report on Form 8-K that we will file with the SEC on or about May 22, 2019.

19.	How can I participate in Householding of Annual Meeting Materials

The SEC rules permit us, with your permission, to deliver a single Proxy Statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding” reduces the volume of duplicate information you received and reduces our expenses. Once given, a shareholder’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future Proxy Statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Middlesex Water Company                     4                    2019 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) OVERVIEW

Environmental stewardship, stakeholder engagement and corporate responsibility are not new concepts for our 122-year old company. But actively and publicly sharing our continued diligence in these areas is. As a leading water provider of life sustaining utility services we are committed to operating as a strong corporate citizen in all areas of our business. As more investors and stakeholders focus interest on these areas, we are pleased to drive long term value through the following ESG highlights:

PRACTICING ENVIRONMENTAL SUSTAINABILITY

•	We work to minimize any adverse impacts of our operations on the environment.
•	We employ solar energy, energy efficient lighting, variable speed pump drives and other energy saving protocols at many of our facilities, all to reduce our carbon footprint.
•	As a United States Environmental Protection Agency (USEPA) WaterSense Partner, we’re helping consumers make wise choices regarding water use and encouraging water efficiency through the promotion of WaterSense labeled household fixtures.
•	Detailed asset management plans and prudent investments in infrastructure such as our Water For Tomorrow® Capital Program reduce lost water and are helping to ensure a safe, reliable and resilient water supply for future generations.
•	Acoustic leak detection technology provides early leak identification and minimizes water loss.
•	Our Mobile Workforce Management platform helps us to better manage our fleet to serve customers, reduces travel time and promotes fuel efficiency.

•	Use of energy saving equipment and technology is employed at offices and plant facilities.
•	A lead service line detection program helps detect the presence of lead and prompts customer notification if lead is found on the customer- owned portion of the service line. All recorded Company-owned lead service lines were removed by the Company over the years since the implementation of the Lead and Copper Rule in 1991.
•	We educate customers about ways to prevent water pollution and the proper disposal of medications to help keep water systems healthy.
•	As a protector of public health, we safeguard our customers and our com-munities through early detection and warning of potential contaminants in our surface water supply.
•	Processes such as e-billing through My H20 SmartPay and electronic delivery of proxy materials and annual water quality reports reduces printing and helps conserve natural resources.
•	We support research and development within the water sector.

CEO Dennis Doll serves as Chairman of The Water Research Foundation.

•	Speaker’s Program and facility tours promote environmental awareness for school children and other groups.

SUPPORTING OUR EMPLOYEES AND OUR COMMUNITIES

•	We invest extensively in training to protect the health and safety of our employees, customers and the community.
•	We provide competitive wages and benefits to our employees and focus on providing a workplace that encourages employee engagement, accountability and personal and professional development.
•	We are committed to fostering a diverse and inclusive environment both within our Board and our employee population.
•	We maintain positive, proactive relationships and serve as a resource to customers, regulators, municipal officials and other community stakeholders.
•	We give back to our communities through donations of time and financial resources, donations of bottled water, board service and other in-kind contributions. We support causes related to environmental stewardship, health and wellness, Science, Technology, Engineering & Math (STEM) initiatives and community building.
•	Company sponsored drives and MWCares Days, (employee volunteer-in- service days) encourage employee donations and participation in park clean-ups, Adopt-A-Highway efforts, Habitat for Humanity home builds, local food drives and numerous other local causes.

RESPONSIBLE BUSINESS POLICY AND ETHICS

•	Emergency management, business continuity and cybersecurity protocols are in place to help ensure rapid response to adverse events, business resiliency as well as the protection of customer and employee data.
•	Formal direct oversight of ESG resides at the Board level within the Corporate Governance & Nominating Committee.
•	Code of Business Conduct sets forth principles to guide employee, officer and director daily actions and decisions.
•	Strong company culture and Corporate Values Credo promotes Respect, Integrity, Growth, Honesty and Teamwork.
•	Directors and executives are subject to stock ownership guidelines.
•	While risk management oversight remains under the supervision of the Corporate Governance and Nominating Committee, all employees are responsible for managing risk. Risk reporting training, procedures and policies are in place to identify and mitigate financial and operational risks and risks to brand and reputation.
•	The Company complies with applicable legal and regulatory requirements.
•	Our vendor contracts stipulate our expectations for business partnerships and help ensure alignment with management’s Code of Conduct.
•	A Whistleblower Hotline directly to the Chair of the Audit Committee helps ensure confidential reporting of suspected violations.
•	An advisory vote is held annually on Named Executive Officer compensation.

Middlesex Water Company                     5                    2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by shareholders to oversee their interest in the overall success of our business. Board members are divided into three classes with staggered three-year terms of office. The Corporate Governance & Nominating Committee periodically reviews the efficacy of declassifying the Board. This matter was last presented to the full Board for evaluation in February 2019. Upon thorough discussion, the Board concluded that maintaining its present classification structure with three classes of Directors with as nearly equal number of members as practicable, provides for the most effective continuance of the knowledge and experience gained by members of the Board and that maintaining the current Board classification structure serves the best interests of shareholders.

The present terms of Class II Directors expire at the 2019 Annual Meeting of Shareholders. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated for election four Directors. The Director nominees for election named below are willing to be duly elected and to serve. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. If at the time of the election any of the nominees listed should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors is reduced. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with regulations of the Securities and Exchange Commission (SEC).

Election of Directors (Proposal No. 1)

Middlesex Water Company has eight Directors on its Board. The following Table provides summary information about each Director nominee standing for election or re-election to the Board. Additional information for all of our Directors, including the nominees, may be found beginning on page 7.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Experience and Skills
Steven M. Klein	54	2019	President and CEO of Northfield Bancorp, Inc.	Yes	Audit Committee Chair, Audit Committee Financial Expert, Compensation Committee, Pension Committee	Executive Leadership, Financial and Auditing Experience, Active in Financial Services Industry Matters
Amy B. Mansue	54	2010	Executive Vice President and Chief Experience Officer of RWJBarnabas Health	Yes	Audit Committee, Compensation Committee Chair, Corporate Governance & Nominating Committee	Executive Leadership, Strategic Planning, Public Policy, Planning, Operations
Ann L. Noble	57	—	Financial Consultant	Yes	—	Strategic Planning, Business Development, Financial Management, Contract Negotiation
Walter G. Reinhard, Esq.	73	2002	Former partner of the law firm Norris McLaughlin, P.A.	Yes	Corporate Governance & Nominating Committee Chair, Pension Committee	Executive leadership, Public Utility Industry Law, Experience in Regulatory Matters and Planning

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE FOUR DIRECTOR NOMINEES NAMED ON PAGE 7.

Middlesex Water Company                     6                    2019 Proxy Statement

NOMINEES FOR THE BOARD OF DIRECTORS

Class II (Term expires in 2019)

Steven M. Klein

Independent Director since 2009

Board Committees:

     Audit, Chair

     Audit Committee Financial Expert Compensation

Pension Age: 53

Term: Three (3) years

Experience and Qualifications:

Mr. Klein serves as President and and CEO of Northfield Bancorp, Inc. and its subsidiary, Northfield Bank, with overall responsibility for activities of these entities. Mr. Klein is also designated as a financial expert on the Audit Committee. Mr. Klein was named to the Board of Directors of Northfield Bancorp Inc. and Northfield Bank in August 2013. Mr. Klein’s background includes serving as an audit partner with the international accounting and auditing firm KPMG LLP. He is a Certified Public Accountant in the State of New Jersey and member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He is a member of the New Jersey Bankers Association and the American Bankers Association. Mr. Klein serves on the Board of Trustees of Richmond University Medical Center.

Education:

Mr. Klein earned a B.A. in Business Administration from Montclair State University.

Class II (Term expires in 2019)

Amy B. Mansue

Independent Director since 2010

Board Committees:

     Audit

     Compensation, Chair

     Corporate Governance & Nominating Age: 54

Term: Three (3) years

Experience and Qualifications:

Ms. Mansue is Executive Vice President and Chief Experience Officer of RWJBarnabas Health. She formerly served as RWJBarnabas Health President of the Southern Region for 2 years and she served as President and Chief Executive Officer of Children’s Specialized Hospital for 13 years. Ms. Mansue’s background includes serving as a staff member on healthcare policy for former New Jersey Governor Jim Florio; serving as a Deputy Commissioner in the New Jersey Department of Human Services and as Deputy Chief of Staff to former New Jersey Governor James McGreevey. She was President of HIP/NJ and Senior VP of Strategy for HIP/NY. Ms. Mansue serves on the Boards of the New Jersey Chamber of Commerce, the New Brunswick Development Corporation and the New Jersey Hospital Association, where she serves as Chair.

Education:

Ms. Mansue holds a Bachelor’s degree in social welfare and a Master’s degree in social work, planning and management from the University of Alabama.

Class I (Term Expires in 2021)

Ann L. Noble

Age: 57

Term: Two (2) years

Experience and Qualifications:

Ms. Noble serves as a Financial Consultant providing advisory services in the areas of strategic planning, financial management and contract negotiation. She previously worked for Qual-Lynx for 14 years holding various positions including President and Chief Executive Officer the last 5 years of her tenure. Prior to that, Ms. Noble served as Vice President, Workers’ Compensation for QualiCare, Inc. and Vice President of Finance for Robert Wood Johnson University Hospital. Ms. Noble’s background includes financial and contract management, sales and strategic planning. Ms. Noble serves on the Board of Manasquan Bank and is a Member of the Board of Trustees and Treasurer of the Val Skinner Foundation.

Education:

Ms. Noble earned a B.S. in Accounting from Seton Hall University and is a Certified Public Accountant (inactive).

Class II (Term expires in 2019)

Walter G. Reinhard, Esq.

Independent Director since 2002

Committees:

     Corporate Governance & Nominating, Chair

     Pension

Age: 73

Term: Three (3) years

Experience and Qualifications:

Mr. Reinhard served as a partner of the law firm of Norris McLaughlin, P.A. prior to his retirement from the active practice of law and partnership in the firm on December 31, 2014. Mr. Reinhard had been with the firm since 1984 and practiced administrative, environmental and regulatory law involving public utilities.

He brings over 40 years of legal experience to the Board including expertise in handling regulatory matters before the New Jersey Board of Public Utilities and the New Jersey Department of Environmental Protection. During his tenure at Norris McLaughlin, Mr. Reinhard’s professional affiliations included the New Jersey State Bar Association and its Public Utility LawSection (Chair, 1988-89), the Water Utility Council of the American Water Works Association, New Jersey Chapter, and the New Jersey Chapter of the National Association of Water Companies. Mr. Reinhard serves as a Trustee of the Fanwood-Scotch Plains YMCA.

Education:

Mr. Reinhard received his B.A. from the University of Pennsylvania and his J.D. from Pennsylvania State University’s Dickinson School of Law.

Middlesex Water Company                     7                    2019 Proxy Statement

DIRECTORS WITH UNEXPIRED TERMS

We set forth information with respect to the business experience, qualifications and affiliations of our Directors with unexpired terms below:

Class III (Term expires in 2020)

James F. Cosgrove Jr., P.E.

Independent Director since 2010

Board Committees:

     Corporate Governance & Nominating

     Pension, Chair

     Ad Hoc Pricing, Chair

Age: 55

Experience and Qualifications:

Mr. Cosgrove is Vice President and Principal of Kleinfelder, a firm offering consulting in architecture, civil and structural engineering, construction management, environmental analysis, remediation, and natural resources management throughout the U.S., Canada and Australia. A Professional Engineer licensed in the State of New Jersey, Mr. Cosgrove has over 25 years experience in the field of environmental engineering and science with extensive background in water quality monitoring and modeling. Prior to his current position, Mr. Cosgrove was Principal and Founder of Omni Environmental LLC, an environmental consulting firm based in Princeton, New Jersey. Mr. Cosgrove’s professional affiliations include the American Society of Civil Engineers, the American Water Resources Association, the National Society of Professional Engineers, and the Water Environment Federation, among others. He served as a director of the Association of Environmental Authorities from 2005-2011 and currently serves as Chairperson of the New Jersey Clean Water Council.

Education:

Mr. Cosgrove received a B.S. degree in Civil Engineering from Lafayette College and earned his M.E. in Environmental and Water Resource Systems Engineering from Cornell University.

Class III (Term expires in 2020)

Jeffries Shein

Independent Director since 1990

Board Committees:

     Compensation

     Corporate Governance & Nominating

     Ad Hoc Pricing

Age: 78

Experience and Qualifications:

Mr. Shein is managing partner of JGT Management Company, LLC, a management and investment firm since 2003. He was formerly a Partner of Jacobsen, Goldfarb and Tanzman Associates, one of the largest industrial and commercial real estate brokerage firms in New Jersey. Mr. Shein retired from the Board of Directors of publicly-traded Provident Bank in April 2015 and was a director of its predecessor, First Savings Bank. Mr. Shein has served on boards and committees of numerous community, non-profit and professional organizations. Mr. Shein is a member of the Society of Office and Industrial Realtors.

Education:

Mr. Shein received a B.A. in Economics from Rutgers University.

Middlesex Water Company                     8                    2019 Proxy Statement

DIRECTORS WITH UNEXPIRED TERMS

Class I (Term expires in 2021)

Dennis W. Doll

Director since 2006

Age: 60

Term: Three (3) years

Experience and Qualifications:

Mr. Doll serves as Chairman of the Board, President and CEO of Middlesex Water Company.

Mr. Doll has more than 35 years of experience in senior level positions in investor-owned water and wastewater utility management. He joined Middlesex Water as Executive Vice President in November 2004 and was named President and Chief Executive Officer, and a Director of Middlesex, effective January 1, 2006. In May 2010, he was elected Chairman of the Board also serving as Chairman of the Boards of Middlesex Water Company’s subsidiary companies. Mr. Doll speaks frequently on water related issues including asset & capital management, infrastructure policy, utility preparedness and resiliency. He has served as Past Chairman of the Board of the National Association of Water Companies and the New Jersey Utilities Association, representing New Jersey’s electric, gas, water and telecommunications industries.

Mr. Doll presently serves as Chairman of the Board of The Water Research Foundation, the independent research arm of the water and wastewater industry with more than 1,000 subscribers and partners across North America and several other continents. He also serves as a member of the Board and Executive Committee of Court Appointed Special Advocates (CASA) of Middlesex County, NJ serving the needs of children living in foster care.

Education:

Mr. Doll received a B.A. Degree in Accounting and Economics from Upsala College and is a Certified Public Accountant (inactive).

Class I (Term expires in 2021)

Kim C. Hanemann

Independent Director since 2017

Board Committees:

     Audit

     Pension

Age: 55

Term: Three (3) years

Experience and Qualifications:

Ms. Hanemann is Senior Vice President – Electric Transmission & Distribution of Public Service Electric and Gas Company (PSE&G), New Jersey’s oldest and largest public utility company, where she is responsible for execution of the company’s large transmission construction projects. Her responsibilities include oversight of project management, project controls, licensing and permitting, and commissioning. This large portfolio of services under Ms. Hanemann’s management also includes management of key components of PSE&G’s resiliency initiatives and asset hardening projects on company facilities. Although larger in scope and cost, these utility infrastructure challenges are analogous to those managed by Middlesex Water Company. Ms. Hanemann has held numerous leadership positions in both electric and gas field operations and in utility support operations. She was named Vice President in 2010, and Senior Vice President in 2014. Ms. Hanemann serves as a director of the Foundation Board of Children’s Specialized Hospital. She is also the Executive Sponsor for PSEG Women’s Network, an employee resource group aimed at providing women with career development insights and serves on PSEG’s Diversity and Inclusion Council.

Education:

Ms. Hanemann earned her Bachelor’s degree in mechanical engineering from Lehigh University and an M.B.A. from Rutgers Graduate School of Management.

Our Directors exhibit an effective mix of skills, expertise and perspectives.

Middlesex Water Company                     9                    2019 Proxy Statement

CORPORATE GOVERNANCE

Code of Ethics and Corporate Governance Guidelines

Management of the Company is under the general direction of the Board of Directors (the “Board”) who are elected by the shareholders. The Company’s business is managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Certificate of Incorporation and By-laws. Members of the Board are kept apprised of our business through discussions with the Chairman and Chief Executive Officer and other Company Officers, by reviewing briefing materials and other relevant information provided to them, and by participating in meetings of the Board and its Committees.

Code of Business Conduct

The Board has adopted a Code of Conduct that applies to all Directors, Officers and employees. This Code encompasses all areas of professional conduct, as well as strict adherence to all laws and regulations applicable to the conduct of our business. In addition, the Company has established an internal hotline where Code of Conduct violations may be reported by any employee or member of the general public.

The Company’s Code of Conduct, as well as the charters for the Audit, Compensation, Corporate Governance & Nominating, and Pension Committees, are available on our website www.MiddlesexWater.com under the heading Investors - (Governance). We also make this information available in print to any shareholder upon request. Requests should be addressed to Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

Corporate Social Responsibility

Compliance with environmental regulations, strong corporate citizenship and sound governance are essential to the Company’s success. Middlesex Water’s work impacts our environment and our communities. The Company works to deliver water and wastewater solutions that are environmentally responsible, sustainable and represent prudent management of assets and thoughtful stewardship of natural resources. Middlesex Water also acts in a socially responsible manner. This means building and maintaining strong community relationships, promoting diversity and inclusion, providing professional development and safe working conditions for our employees, safeguarding customer data, engaging with our stakeholders and supporting causes in our communities. We believe an integrated approach to corporate governance, environmental compliance, operational leadership and corporate citizenship should be a high level initiative which helps create long term value for our shareholders. Middlesex Water’s Environmental, Social and Governance (ESG) highlights can be found on page 5. Formal oversight of corporate social responsibility initiatives was recently added to the Corporate Governance and Nominating Committee.

Director Independence

The Company’s Common Stock is listed on the Nasdaq Global Select Market. Nasdaq listing rules require that a majority of the Company’s directors be “Independent Directors” as defined by Nasdaq corporate governance standards. “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, could interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As defined by Nasdaq corporate governance requirements, a member of the Board is not independent if:

✔	The Director is, or at any time during the past three years, has been employed by the Company.
✔	The Director has accepted, or has a family member that has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.
✔	The Director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer.
✔	The Director is, or has a family member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.
✔	The Director is, or has a family member who is, employed as an Executive Officer of any other entity where at any time during the past three years any of the officers of the Company serve on the compensation committee of such other entity.
✔	The Director is, or has a family member who is, a current partner of the Company’s independent auditor, or was a partner or employee of the Company’s independent auditor who worked on the Company’s audit at any time during any of the past three years.

With the exception of Mr. Doll, who is an Executive Officer of the Company, the Board has determined that each member of the Board is independent under the Nasdaq listing standards.

The Board based this determination primarily on a review of the responses of the Directors to a comprehensive annual questionnaire regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. The Directors certify individually as to their representations.

Board Size

The Board shall consist of not less than five nor more than twelve members in accordance with the By-laws.

Board Meetings and Annual Meeting Attendance by Board Members

The frequency and length of Board meetings, as well as agenda items, are determined by the Chairman and Committee Chairs with input from all other Directors. Meeting schedules are approved by the full Board.

The Board holds regularly scheduled meetings and meets on other occasions when required. We expect our Directors to attend each meeting of the Board and of the committees on which he or she serves. We expect our Directors to attend our Annual Meeting of shareholders. During 2018, the Board held eight meetings and the Board Committees held thirteen meetings. In 2018, no member of the Board attended fewer than 88% of the total number of meetings of the Board and Committees on which each served. All of the Directors serving at the time of the Annual Meeting held in May 2018 attended that meeting.

Middlesex Water Company                     10                    2019 Proxy Statement

Board Leadership Structure

The Board does not have a formal policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the independent Directors or be an employee. Currently, the Company operates with one individual, Mr. Doll, serving as Chairman of the Board as well as President and Chief Executive Officer, coupled with a strong independent Lead Director and independent standing Board committees. The Board believes that combining the Chairman of the Board and President and Chief Executive Officer roles is the appropriate corporate governance structure at this time because: a) it most effectively utilizes Mr. Doll’s extensive utility and management experience and knowledge regarding the Company, and b) it leverages his capabilities in effectively identifying strategic priorities and leading discussions on, and execution of, the Company’s strategy.

The Board has embedded in its culture, a philosophy of “constructive tension” whereby, the Board fulfills its mission to support the strategic direction of the Company while simultaneously fully representing the interests of our shareholders. The Board accomplishes this by challenging the President and Chief Executive Officer and the Company’s management on an ongoing basis.

Lead Director

In order to ensure that the independent Directors play a leading role in our current leadership structure, the Board established the position of Lead Director in 2010 and named Jeffries Shein to the position. Mr. Shein, Director since 1990, serves on the Compensation, Corporate Governance & Nominating and Ad Hoc Pricing Committees.

Summary of Lead Director Responsibilities:

•	Advises the Chairman as to an appropriate schedule of Board meetings;
•	Reviews and provides the Chairman with input regarding the agenda for Board meetings;
•	Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprises the Chairman of the issues considered;
•	Is available for consultation and direct communication with the Company’s shareholders and other members of the Board;
•	Calls meetings of the independent Directors when necessary and appropriate;
•	Performs such other duties as the Board may from time to time delegate.

As part of our Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure it remains appropriate. The Board recognizes there may be circumstances that would lead it to conclude that separate roles of Chief Executive Officer and Chairman of the Board may be appropriate, but believes that the absence of a formal policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the flexibility to determine the most appropriate governance structure, as conditions potentially change in the future.

Board Role In Risk Oversight

The Board as a whole is responsible for overseeing our risk exposure as part of determining business strategy that generates long-term shareholder value. Risk Management Oversight was formally added to the Corporate Governance Committee’s responsibilities in 2012 and remains under the supervision of the Corporate Governance and Nominating Committee.

Specifically, the Committee is responsible for overseeing the process by which significant business risks are identified throughout the enterprise and the strategies developed to mitigate any identified risks. This added oversight is reflected in the Corporate Governance and Nominating Committee’s Charter which was revised and approved by the Board, and is available in the Investors section of our website www.middlesexwater.com under Governance. The primary purpose of the Committee in fulfilling its risk management oversight responsibilities is accomplished by (i) assessing and reporting to the Board on the Company’s risk environment, including its material, strategic, and operational risks (including but not limited to the brand and reputation of the Company; the health and safety of the Company’s employees and the business operations of the enterprise); (ii) ensuring that management understands and accepts its responsibility for identifying, assessing, and managing risk; (iii) facilitating management’s strategic focus on the Company’s risk management vision and its evolution; (iv) verifying that the guidelines and policies governing the process by which risk assessment and management is undertaken are comprehensive and evolve commensurate with the risk profile of the Company; and (v) reviewing those risks that the Committee deems material to the Company’s shareholders. Management retains responsibility for all day-to-day activities of the Company, including administration of the Company’s formal Enterprise Risk Management program. The Committee updates the Board on risk management activities routinely throughout the year.

Executive Sessions

The Independent Directors periodically meet without management in executive session. The Lead Director is designated to preside at these executive sessions.

Communications with the Board

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary at:

Middlesex Water Company
485C Route 1 South, Suite 400,
Iselin, New Jersey 08830

The Corporate Secretary will forward to the Director a written, email or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Shareholder Proposals

In order to be eligible for inclusion in our proxy materials for our 2019 Annual Meeting, any shareholder proposal must have been received by the Corporate Secretary of the Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 no later than December 10, 2018. No shareholder proposals were received by the Company for the 2019 Annual Meeting.

Advanced Notice of Business to be Conducted at the Annual Meeting

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC. For business to be properly brought before an Annual Meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an Annual Meeting and the shareholder must have given proper and timely notice in writing to the Corporate Secretary of the Company at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830-0452.

A shareholder’s notice to the Corporate Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

a)       a brief description of the matter desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting,

b)       the name and address, as they appear in the Company’s records, of the shareholder proposing such business,

c)       the class and number of shares of the Company which are beneficially owned by the shareholder and

d)      any material interest of the shareholder in such business.

Middlesex Water Company                     11                    2019 Proxy Statement

Committees of the Board.

The Board maintains a number of standing committees to assist with the performance of its responsibilities. The number, structure and function of Board Committees are reviewed periodically by the Corporate Governance and Nominating Committee. The Committees regularly report to the Board on their deliberations. The Committees also bring to the Board for consideration those matters and decisions which the Committees judge to be of special significance and which require full Board approval. The table shown provides information on current committee membership.

Board and Committee Self-Evaluation

The Board periodically evaluates its performance through a self-assessment questionnaire which is reviewed by the Corporate Governance & Nominating Committee. The Board conducts such evaluations as determined by the Corporate Governance & Nominating Committee.

Name	Audit	Compensation	Corporate Governance & Nominating	Pension	Ad Hoc Pricing
James F. Cosgrove Jr.
Kim C. Hanemann
Steven M. Klein (1)
Amy B. Mansue
Walter G. Reinhard
Jeffries Shein
Total Committee Meetings	3	2	4	4	0

(1) Director is an “Audit Committee Financial Expert” as defined by SEC Rules and Regulations.

= Chairperson       = Member       = Financial Expert

Middlesex Water Company                     12                    2019 Proxy Statement

Audit Committee	Steven M. Klein, Audit Committee Chair

Audit Committee Members:

Kim C. Hanemann

Steven M. Klein

Amy B. Mansue

Independent Members: 3

Meetings Held in 2018: 3

Audit Committee Responsibilities

The Audit Committee is responsible for oversight of the audit of the Company’s financial statements and internal controls over financial reporting. It is also assigned the responsibilities of (i) oversight of the Company’s internal audit functions; (ii) review of related party transactions with the Company; (iii) determining whether to grant waivers with respect to the Company’s Code of Conduct; and (iv) investigation of “whistleblower” complaints. In all its actions, the Committee shall comply with the requirements, rules and regulations of the Sarbanes-Oxley Act of 2002, Nasdaq Global Select Marketplace listing standards and all other applicable federal and state laws, rules and regulations.

In the course of performing its functions, the Audit Committee, as provided by the Audit Committee Charter:

•	Reviews with the independent registered public accounting firm the scope and results of the annual audit and quarterly reviews;
•	Receives and reviews the independent registered public accounting firm’s annual report;
•	Reviews the independence of the independent registered public accounting firm and services provided by them and their fees;
•	Recommends to the Board the inclusion of the audited financial statements in the Company’s Annual Report to the SEC on Form 10-K;
•	Is directly responsible for the annual appointment of an independent registered public accounting firm.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Audit Committee are independent directors. The Audit Committee reports to the Board on its activities.

Committee Charter

In March 2019, the Board of Directors re-approved the written Charter for the Audit Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Audit Committee responsibilities.

Compensation Committee	Amy B. Mansue, Compensation Committee Chair

Compensation Committee

Members:

Steven M. Klein

Amy B. Mansue

Jeffries Shein

Independent Members: 3

Meetings Held in 2018: 2

Compensation Committee Responsibilities

The Compensation Committee administers the compensation and benefits program for executive officers of the Company including the incentive compensation program for all participating employees. In addition, the Committee administers the Compensation program relative to the Board in consultation with the Corporate Governance and Nominating Committee. In all its actions, the Committee shall comply with the requirements, rules and regulations of Nasdaq Marketplace listing standards and all other applicable federal and state laws, rules and regulations.

The Compensation Committee:

•	Reviews and makes recommendations to the Board as to the base salaries, benefits and incentive compensation of the Executive Officers;
•	Meets with the Chief Executive Officer to evaluate the performance of the other executive officers. Executive Officer incentive compensation is awarded under the Restricted Stock Plan. (Please refer to page 20 for a description of how awards are granted under the Restricted Stock Plan.);
•	Approves the Compensation, Discussion and Analysis and Report of the Compensation Committee for inclusion in the Proxy Statement.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Compensation Committee are independent Directors. The Compensation Committee reports to the Board on its activities.

Committee Charter

In February 2019, the Board of Directors re-approved a written Charter for the Compensation Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Compensation Committee responsibilities.

Compensation Committee Interlocks and Insider Participation

The members of the 2018 Compensation Committee were Steven M. Klein, Amy B. Mansue, John R. Middleton, M.D.* and Jeffries Shein. During 2018, no member of the Compensation Committee was at any time an officer or employee of the Company or its subsidiaries. No current member is related to any other member of the Compensation Committee, any other member of the Board or any executive officer of the Company.

* Dr. Middleton retired from the Board in May 2018.

Middlesex Water Company                     13                    2019 Proxy Statement

Corporate Governance and Nominating Committee	Walter G. Reinhard, Corporate Governance and Nominating Committee Chair

Corporate Governance and Nominating Committee Members:

James F. Cosgrove Jr.

Amy B. Mansue

Walter G. Reinhard

Jeffries Shein

Independent Members: 4

Meetings Held in 2018: 4

Corporate Governance and Nominating Committee Responsibilities

The Corporate Governance and Nominating Committee shall provide assistance to the Board in fulfilling the responsibility for matters relating to the organization of the Board; shall identify, evaluate and propose new nominees to the Board; and make recommendation to the Board on all such matters and for other issues, including risk management oversight, relating to the Company’s corporate governance. In so doing, the Corporate Governance and Nominating Committee shall maintain free and open means of communication between the Directors and executive officers of the Company. In carrying out its responsibilities, the Corporate Governance and Nominating Committee strives to ensure to the Directors and shareholders that the corporate governance practices of the Company are in accordance with applicable regulations and reflect the highest ethical standards.

Among its various responsibilities, the Corporate Governance and Nominating Committee:

•	Reviews and makes recommendations relating to the performance of the Board, committee structures, risk management and the composition of the Board;
•	Reviews and makes recommendations on matters related to Directors’ compensation;
•	Reviews and makes recommendations related to any management proposals to make significant organizational changes to the Company;
•	Seeks and identifies qualified candidates for Board membership and recommends to the Board candidates for nomination and election to the Board. In this capacity, the Committee focuses on the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors of diversity;
•	Establishes and manages the process by which by which recommendations for Board membership are received and evaluated from shareholders and other sources;
•	Reviews and makes recommendations to the Board with respect to succession planning.
•	In February 2019 the Corporate Governance and Nominating Committee assumed responsibility for oversight of the Company’s efforts to implement, measure and report on Environmental, Social and Governance (ESG) related initiatives.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Corporate Governance and Nominating Committee are independent Directors.

Committee Charter

A revised charter for the Corporate Governance and Nominating Committee was approved by the Board of Directors in November 2018, and is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Corporate Governance and Nominating Committee responsibilities.

Process for Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies Director nominees from a variety of sources which may include recommendations from management, Board members, shareholders and other sources.

The Committee recommends to the Board nominees that:

•	are independent of management;
•	satisfy SEC and Nasdaq requirements; and
•	possess qualities such as personal and professional integrity, sound business judgment, utility, technical, financial or other relevant expertise.

The Committee also considers age and diversity. Diversity is broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics. The Committee has the authority to retain assistance from independent third parties in identifying and evaluating prospective candidates for nomination and election to the Board.

Middlesex Water Company                     14                    2019 Proxy Statement

Director Candidate Recommendations and Nominations by Shareholders

The Corporate Governance and Nominating Committee considers shareholders’ recommendations for nominees for election to the Board. Shareholder nominees are evaluated under the same standards as nominees ultimately recommended by the non-management members of the Board. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected, and by biographical material, to permit evaluation of the individual recommended, including appropriate references.

Recommendations may be mailed to:

Middlesex Water Company

Office of the Corporate Secretary

485C Route 1 South

Suite 400

Iselin, New Jersey 08830-0452

In order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2020 Annual Meeting, nominations for Director must be received by the Company by the close of business on December 11, 2019.

Pension Committee	James F. Cosgrove Jr., Pension Committee Chair

Pension Committee Members:

James F. Cosgrove Jr.

Kim C. Hanemann

Steven M. Klein

Walter G. Reinhard

Independent Members: 4

Meetings Held in 2018: 4

Pension Committee Responsibilities

The Pension Committee is responsible for matters relating to the investment and governance objectives of the Company’s retirement plans.

The Pension Committee:

•	Reviews investment policies and determines recommended investment objectives for assets of the Company’s retiree benefit plans;
•	Reviews and makes recommendations to the Board with respect to changes in investment policies;
•	Reviews options offered in the Company’s 401(k) Plan and the performance and fees associated with the Plan.

Independence

The Board has determined that under current Nasdaq listing standards, all members of the Pension Committee are independent Directors. The Pension Committee reports to the Board on its activities.

Committee Charter

In February 2019, the Board of Directors re-approved a written Charter for the Pension Committee which is available in the Investors section of our website www.MiddlesexWater.com under Governance. Please refer to this Charter for a full listing of Pension Committee responsibilities.

Ad Hoc Pricing Committee	James F. Cosgrove Jr., Ad Hoc Pricing Committee Chair

Ad Hoc Pricing Committee

Members:

James F. Cosgrove Jr.

Jeffries Shein

Independent Members: 2

Meetings Held in 2018: 0

Ad Hoc Pricing Committee Responsibilities

The ad hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of equity and long-term debt securities.

Middlesex Water Company                     15                    2019 Proxy Statement

DIRECTOR COMPENSATION AND EQUITY OWNERSHIP GUIDELINES

Director Compensation

For 2018, Middlesex Water Company compensated each of the Board members who are not employed by the Company (“Outside Directors”) with Common Stock valued at $21,000. Mr. Doll, Chairman of the Board and an Executive Officer of the Company, receives no fee or common stock award for his service as a member of the Board or the Boards of the Company’s subsidiaries. The table below sets forth the annual retainers for 2018.

Position	Annual Retainer
Outside Director	$36,000 (1)
Lead Director	$ 5,000
Chair of Audit Committee	$ 7,500
Chair of Compensation Committee	$ 5,000
All other Chairpersons	$ 2,500

(1)	The annual retainer of $36,000 consists of a cash compensation component of $15,000 and a common stock compensation component of $21,000.

The Board committee meeting fees for outside Directors is $750 per Director for each Board committee meeting attended. In the event that a Special Board or a Special Committee meeting via teleconference were to be held, the meeting fees for outside Directors are $400 and $200 per meeting, respectively.

Director Compensation Table

The following table details Director compensation for 2018.

Name	Fees earned or paid in cash ($)	Common Stock ($)	Total Compensation ($)
James F. Cosgrove Jr.	22,200	21,000	43,200
Kim C. Hanemann	19,700	21,000	40,700
Steven M. Klein	28,700	21,000	49,700
Amy B. Mansue	26,000	21,000	47,000
John R. Middleton, M.D.*	8,500	21,000	29,500
Walter G. Reinhard	23,500	21,000	44,500
Jeffries Shein	23,950	21,000	44,950

* Dr. Middleton retired from the Board in May 2018.

Director Equity Ownership

As part of their annual compensation, each Director receives Company common stock valued at $21,000. The Board believes that all Directors should maintain a meaningful ownership stake in the Company to underscore the importance of aligning their long-term interests with those of our shareholders. Directors are required to hold common stock valued at least three times the amount of the annual retainer by the fifth anniversary of Board membership. All Board members met this requirement for 2018.

*Reflects the minimum attendance of all Directors at Board and Committee meetings.

Middlesex Water Company                     16                    2019 Proxy Statement

Our Approach to Executive Compensation

What We Do

☑	Executive Compensation Philosophy

We maintain an Executive Compensation philosophy that balances our need to appropriately serve our customers against our need to deliver long-term shareholder value.

☑	Targeted Compensation

We benchmark total compensation to the 50th percentile of our comparator group.

☑	Align Pay with Our Performance

Budgeted Income Before Income Taxes is the financial metric on which incentive compensation is based for Named Executive Officers (NEOs). Such annual target amount is approved by the Board. Incentive compensation awards to NEOs, other than the CEO, are based 60% on achieving the financial metric and 40% on achievement of operational, service, growth and other non-financial metrics. The CEO’s incentive awards are based 80% on achieving the financial metric and 20% on operational, service, growth and other non-financial metrics.

☑	Focus on Long-Term Goals

We believe that our incentive compensation program should be simple, transparent and easily understood by shareholders, analysts, regulators and other interested parties. Our incentive compensation program is administered substantially in the form of a long-term benefit through restricted shares of Common Stock with a five-year cliff-vesting schedule. A modest short-term benefit is provided through the dividends on the awarded restricted Common Stock for the five-year period during which the shares are unvested.

☑	Require Stock Ownership

The Chief Executive Officer is required to beneficially hold shares of Common Stock equal in value to at least 3.0 times base salary. The Chief Financial Officer and Chief Operating Officer are required to beneficially hold 1.5 times base salary. All other NEOs are required to beneficially hold 1.0 times base salary. Directors are required to hold 3.0 times their annual retainer.

☑	Regularly Review our Comparator Group

We regularly review our designated comparator group to ensure our compensation program is properly aligned with the peers whose relative size, operations, regulatory requirements and other relevant characteristics are reasonably comparable to ours.

What We Do Not Do

x	No Risky or Complicated Programs

We do not engage in compensation programs that create undue risk or are difficult to assess how effectively incentive targets were achieved.

x	No Hedges of, or Liens on, our Common Stock

We prohibit the pledging of, or hypothecating, or otherwise placing a lien on, any Common Stock or other equity interest of the Company.

x	No Employment Contracts

All employees of the Company, including NEOs, are “at will employees.” All NEOs of the Company do however, have Change of Control Agreements deemed to incent management to actively represent the interest of shareholders in contemplation of a change in control.

x	No Retention of Restricted Stock Award Subject to Clawback

Under our “clawback” policy, we do not allow any recipient of previously-awarded restricted Common Stock to retain the amount of such awards, which were based on achievement of financial metrics, that would have been invalidated by a restatement of financial statements.

x	No Repricing or Cash Buyouts of Restricted Stock Awards

We do not reprice or buy out unvested restricted Common Stock awards.

Middlesex Water Company                     17                    2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis and has recommended to the Board that it be included in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs, as well as how the Compensation Committee determines executive compensation under those programs. Our CD&A addresses the compensation of our Named Executive Officers (NEOs) that has been paid or earned for 2018. Those NEOs include: 1) Dennis W. Doll, President and Chief Executive Officer, 2) A. Bruce O’Connor, Senior Vice President, Treasurer and Chief Financial Officer, 3) Richard M. Risoldi, Senior Vice President, Operations and Chief Operating Officer, 4) Gerard L. Esposito, President-Tidewater Utilities, Inc. and 5) Bernadette M. Sohler, Vice President, Corporate Affairs. Mr. Esposito retired from the Company effective January 1, 2019. His duties as President of Tidewater Utilities have been assumed by Mr. O’Connor in connection with the Company’s succession plan.

Executive Summary

Middlesex Water Company owns and operates regulated water and wastewater utility systems in New Jersey, Delaware and Pennsylvania. The Company also operates water and wastewater utility systems under contract on behalf of municipal and private clients. In 2018, we continued our focus on prudent asset management and related investments in regulated utility infrastructure, building momentum in revenue and earnings growth, further developing our workforce, demonstrating responsible business practices and overall enhancing service to our customers and returns for our shareholders.

The overarching objective of our executive compensation program is to align the interests of our shareholders and customers with those of our executive leadership. The key components of the Company’s compensation program are designed and modified, as appropriate, to ensure we attract and retain qualified executive talent and appropriately reward financial and operational performance. We continually strive to maintain a compensation program that provides an adequate balance between shorter- and longer-term operational and financial objectives and related results.

Our 2018 compensation program was benchmarked as to base salaries, incentive compensation and total compensation.

The Company remains committed to a disciplined and balanced approach to meeting the short- and long-term needs of shareholders, customers and employees. This compensation philosophy is consistent with the Company’s risk management philosophy. The Company’s formal Enterprise Risk Management program seeks to eliminate, mitigate or transfer risk while simultaneously maximizing opportunity for shareholders and maintaining appropriate quality service for the Company’s customers. The Corporate Governance and Nominating Committee has formal responsibility for oversight of the Enterprise Risk Management Program. The Company’s compensation program seeks to achieve an appropriate balance among all these objectives and therefore, does not encourage or reward inappropriate risk-taking.

Compensation Program Oversight

The Compensation Committee is responsible for making recommendations to the full Board with respect to the compensation of the NEOs. As part of these duties, the Committee:

•	Administers the Company’s equity-based incentive compensation plan
•	Conducts an annual formal performance review of the Chief Executive Officer and,
•	In Consultation with the Chief Executive Officer, reviews the performance of the other NEOs and the other Officers of the Company. The Board has the ultimate authority to determine the compensation of all NEOs, in addition to those Officers who are not NEOs for purposes of Proxy reporting.

The Compensation Committee is governed by a formal charter that describes the Committee’s scope of authority and responsibility. The Compensation Committee consists of Directors, who are all “independent,” as set forth in the listing requirements for Nasdaq Global Select securities. The Corporate Governance and Nominating Committee evaluates the independence of Committee members at least annually, using standards no less restrictive than those contained in the Nasdaq Global Select listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in February 2019.

Role of Executives in Compensation Committee Activities

The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer and the Vice President, Human Resources. These executives provide the Compensation Committee with data regarding market-based compensation philosophy, processes and practices. This communication assists in the design and implementation of the Company’s compensation programs. In addition to providing factual information, such as Company-wide performance on relevant measures, these executives articulate management’s views and results on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. Additional resources used by the Compensation Committee in their deliberations are provided by independent outside sources, as well as by individual Committee, or other Board members.

The Chief Executive Officer also provides individual performance assessments for the other NEOs, and expresses to the Compensation Committee recommendations for changes in compensation for all Officers of the Company, other than himself, based on individual performance. The Compensation Committee periodically communicates directly with independent third-party consultants, providing such consultants with Company-specific and market- based information. Certain portions of such information may be provided by the Vice President, Human Resources or the Chief Executive Officer, in assisting in the evaluation of the estimated effect on the Company’s results of operations regarding any proposed changes to the various elements of compensation.

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An executive compensation study was last completed by Steven Hall & Partners, an independent firm specializing in executive compensation, in February 2017. Executives participate in Committee activities solely in an informational and advisory capacity, and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Vice President, Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other NEOs is evaluated or their compensation is determined. In addition, the Compensation Committee meets in executive session as it considers appropriate.

Use of Consultants

The Compensation Committee periodically engages qualified independent compensation consultants to assist in the compensation process for NEOs. The consultants are retained by, and report directly to, the Compensation Committee. The Chair of the Compensation Committee serves as the designated primary contact with outside compensation consultants. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies both inside and outside the Company’s comparator group. The consultants also provide Proxy Statement and survey data, and assist in assembling relevant comparator groups. In addition, the consultants also assist in establishing benchmarks for base salary and incentives from the comparator group Proxy Statement and survey data.\

Compensation Program Objectives and Philosophy

Objectives

•	Attract, retain and appropriately motivate employees
•	Compensate executives for long-term improvement in overall shareholder value
•	Provide differentiated executive pay based on experience, assigned responsibilities and performance

•	Support the attainment of short and long-term financial and strategic objectives

The methods used to achieve the compensation program objectives for NEOs are influenced by the compensation and employment practices of a comparator group, as adopted in consultation with the Company’s independent executive compensation consultant. Other considerations include each NEO’s individual performance in achieving both financial and non-financial corporate objectives.

Our program is designed to compensate the NEOs based on their level of assigned responsibilities, individual experience and performance levels and their knowledge and management of the Company’s operations. The creation of long-term value is highly dependent on the development and effective execution by our NEOs of our business strategy.

Factors that influence the design of our executive compensation program include, among other things, various items listed as follows:

•	We operate primarily in a highly regulated utility industry with regard to public health and safety, the environment, service levels to our customers and the rates for utility services that are charged to our customers. We value industry-specific experience that promotes safe, proper and reliable life-sustaining utility services for our customers;
•	We value our executives’ ability to appropriately balance the short- and long-term needs of our customers, our employees and our shareholders. We seek to not only provide safe, proper and reliable utility services on a current basis for our customers, but we also plan and execute strategies that promote the sustainability of critical utility services into the future. Promotion of the sustainability of services also includes routine Compensation Committee discussions regarding the status of succession planning initiatives at both the executive and management levels. In addition, we simultaneously seek to provide financial returns for our shareholders that appropriately reflect the risks and opportunities that are inherent in meeting the short- and long-term needs of our customers, and that are inherent in the provision of our utility services. We work to appropriately recognize further contributions to shareholder value achieved through contract operations and other complementary business opportunities which are not traditional regulated public utilities and therefore, not regulated by a state public utility commission as to customers’ rates and service;
•	We value our executives’ ability to attract, retain and continually develop a workforce that ensures critical technical and management skills are maintained in sufficient quantity and quality.

Our compensation program for NEOs includes three components: (1) base salary, (2) an equity-based long-term incentive plan in the form of restricted common stock and (3) perquisites at levels that are competitive in the marketplace and appropriate for the roles of the NEOs. The incentive-based component of our compensation program is designed to be clear, transparent and understandable to investors and recipients. This is intended to simplify analysis by our shareholders, as well as to emphasize the critical importance of a long-term focus in the water and wastewater utility industry on financial and operational performance.

Components of Our Compensation Program

The Compensation Committee analyzes the level and relative mix of the elements of executive compensation by component (e.g., base salary, incentives,) and in the aggregate as related to total compensation. The Compensation Committee has generally established the 50th percentile of peer comparators and survey data as the target for base salary, incentive compensation and total compensation. The Compensation Committee generally seeks to undertake a comprehensive review of the executive compensation program approximately every two years. The Chief Executive Officer provides recommendations to the Committee relating to compensation changes relative to the NEOs, other than himself. Based on this analysis, the Compensation Committee reviews, challenges and recommends each NEO’s compensation, subject to approval by the full Board.

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When evaluating the components comprising total compensation, the Compensation Committee considers general market practices and the alignment of incentive awards with strategic objectives and Company operational and financial performance. The Compensation Committee seeks to create appropriate incentives to promote service quality and shareholder value without encouraging behaviors that result in inappropriate risk taking.

Base Salary: Base salary is designed to provide a reasonable level of predictable compensation commensurate with market standards of the position held. NEOs are eligible for periodic adjustments to their base salary based on these factors. The Compensation Committee reviews and recommends to the Board any base salary changes for NEOs, including the Chief Executive Officer. Adjustments are made upward or downward for each NEO’s specific experience, responsibilities and performance, estimated value in the marketplace and the Committee’s judgment of each NEO’s contribution to the success of the Company.

Incentives: The Company does not have any formal plan or program that provides for cash or other form of short-term incentive compensation for NEOs other than dividends on restricted stock awards that are not yet vested. The Company has a long-term incentive plan in the form of restricted Company common stock (the Restricted Stock Plan). Awards under this plan are considered on an annual basis and are based on the achievement of certain financial and operational goals. The value of the compensation recognized from restricted shares issued is determined as of the date vesting occurs. The Restricted Stock Plan provides for five-year cliff-vesting from date of award for all shares granted in any individual year. The value of shares awarded in any given year can either increase or decrease between the date of issuance and the five-year vesting term. The Restricted Stock Plan provides for accelerated vesting in the case of a retirement. Shares vest on a pro-rated basis for retirements occurring on or after age 62 but prior to age 65. Shares fully vest for retirements occurring on or after age 65 or in the case of a Change

In Control. There is no provision in the Restricted Stock Plan that specifically addresses re-pricing or cash buyouts relative to restricted stock awards however, such practices are prohibited as a matter of policy and have never been employed.

There is no minimum holding/retention period for restricted shares that become fully vested. The Company does however have minimum stock ownership and holding requirements. See Stock Ownership and Holding Requirements on page 23.

The Restricted Stock Plan is designed to compensate the NEOs for executing specific financial and non-financial elements of the Company’s business plan. The target award is comprised of a single corporate financial goal, in addition to one or more individual non-financial performance goals. The corporate financial goal, for which incentive compensation was earned for 2018, was budgeted Income Before Income Taxes. Separate from this metric, a qualitative assessment of financial performance relative to the company’s peer group is made through an evaluation of the 3- and 5-year performance graphs, as presented as part of the Form 10-K.

The corporate financial goal comprised 60% of the target award for NEOs other than the President and Chief Executive Officer, whose corporate financial goal comprised 80% of his target award. The remaining portion of the target award for all NEOs is based upon the level of achievement of the individual non- financial performance goals. The non-financial individual performance goals are intended to further incent the NEOs to implement operational, technical, management and other initiatives that benefit the Company’s customers and shareholders, and which require effort and achievement above and beyond what would normally be required as part of the NEO’s base job responsibilities.

The Compensation Committee evaluates the reasonableness of attaining designated incentive goals relative to the importance of such goals to the overall mission and strategies of the Company and the required effort to achieve such goals. The Committee recognizes that some level of calculated risk is required to achieve business objectives that ultimately benefit shareholders and customers however; the Committee discourages taking risk that, in the judgment of the Board, is inappropriate relative to the expectations of our shareholders and regulators. Delivered performance during the applicable measurement period may exceed or fall short of the targets, resulting in the NEO receiving an incentive award that is above or below the initial targeted level. Annual incentive awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets or in evaluating achievements for the current year.

Incentive-based awards are subject to the Company’s “clawback” policy. Such policy requires that incentive-based awards are subject to return to the Company, in whole or in part, if a financial statement restatement occurs within the three calendar years subsequent to an award, where such restatement effectively negates the previous achievement of financial targets that precipitated such prior award. Awards made to any and all NEOs are subject to the provisions of the clawback policy.

Our policy prohibits any Director or NEO from buying or selling Company Common Stock without obtaining prior approval from our Corporate Secretary and General Counsel. This policy is designed to help assure that the Directors and NEOs will not trade in our securities at a time when they are in possession of inside information. In addition, our policy prohibits our Directors and NEOs from hedging the economic risk of stock ownership.

In evaluating actual performance relative to the established corporate financial goal, the Compensation Committee may, at its discretion, exclude individual items that are either additive or deductive which are considered non-recurring in nature. Such items are generally presumed to be infrequent. In addition, the Compensation Committee may increase or decrease a Restricted Stock award based upon additional consideration of a NEO’s performance or achievements.

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Our Business and Strategy

We are a water and wastewater and related utility services company committed to delivering quality service to thousands of individual homes and businesses largely in New Jersey and Delaware. The service we deliver is in itself life-sustaining. This service helps ensure public health and safety, provides fire protection, serves as a foundation for economic development and maintains and enhances the overall quality of life of our customers.

We drive accountability across our enterprise through a set of core values that drive daily decision-making. These core values of Respect, Integrity, Growth, Honesty and Teamwork serve as the standards by which our people operate. We expect our teams to be accountable for upholding these values each and every day as we work to fulfill our mission. The basic tenets of our strategy for profitability and growth include:

•	Prudent acquisitions of investor and municipally-owned water and wastewater utilities
•	Timely and adequate recovery of infrastructure investments and other costs necessary to maintain and continually improve service quality
•	Operation of municipal and industrial water and wastewater systems on a contract basis
•	Investment in projects, products and services that complement our core water and wastewater competencies

Our 2018 Company Performance

In 2018, we continued to strengthen our reputation as a trusted service provider to our customers, and as a valued employer, while we worked to further enhance value to our shareholders. The results below demonstrate some key accomplishments in 2018:

✔	Achieved stock price appreciation and resulting improved total shareholder return
✔	Achieved top and bottom line earnings growth
✔	Received approval from the NJ Board of Public Utilities for a 7.2% increase in customer base rates in the Middlesex System in New Jersey that fully addressed the impact of the federal Tax Cuts and Jobs Act and our required implementation of Internal Revenue Service tangible property Regulations
✔	Broke ground on construction of a $52 million, 4.5 mile supplemental water transmission main designed to provide critical back up supply
✔	Announced award of a 10-year operation and maintenance management services contract to operate the City of Perth Amboy, New Jersey’s water and wastewater utilities
✔	Relocated our administrative offices to better accommodate expanding business needs
✔	Increased the common stock dividend by 7.3%
✔	Continued key investments in infrastructure through our Water for Tomorrow® Capital Program
✔	Announced a 5% Discount window on purchases of shares of common stock to Investment Plan participants
✔	Restructured several executive-level positions in connection with our executive and middle management succession plans to meet current and future operational needs
✔	Completed preliminary plans for a variety of enhancements to our largest water treatment plant in New Jersey which include conversion to ozone disinfection and additional backup power supply

2018 Executive Compensation Analysis and Conclusions

In connection with the market-based analysis of compensation conducted by our independent consultant in the Company’s most recent executive compensation study, the Company established a long-term incentive target as a percentage of base salary. The respective financial and non-financial long term award target percentages comprising the total award target percentage for each NEO for 2018 were as follows:

Name	Base Salary at Grant Date	Target Restricted Stock Award	Financial Target Component	Non-Financial Target Component
Dennis W. Doll	$600,000	57%	80%	20%
A. Bruce O’Connor	$322,128	33%	60%	40%
Richard M. Risoldi	$322,128	33%	60%	40%
Gerard L. Esposito	$223,280	18%	60%	40%
Bernadette M. Sohler	$215,855	22%	60%	40%

The values of the respective financial and non-financial long-term award targets for each NEO for 2018 performance were as follows:

Name	Target Restricted Stock Award	Financial Target Component	Non-Financial Target Component
Dennis W. Doll	$342,000	$273,600	$68,400
A. Bruce O’Connor	$106,302	$ 63,781	$42,521
Richard M. Risoldi	$106,302	$ 63, 781	$42,521
Gerard L. Esposito	$ 40,190	$ 24,1 1 4	$16,076
Bernadette M. Sohler	$ 47,488	$ 28,493	$18,995

In order for any NEO to be eligible for any amount of long-term incentive award, the Committee, and ultimately the full Board, considers a variety of qualitative factors in their overall assessment of the individual and collective performance of the NEOs. Such factors align with the company’s core values. Elements of such values include, but are not limited to:

•	Legal and regulatory compliance
•	Compliance with the Company’s Code of Conduct
•	Strong customer focus
•	Teamwork
•	Social responsibility
•	Continuous improvement

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In its further assessment of the extent to which long-term incentive awards would be made relative to performance, the Committee evaluated the performance of each respective NEO, based upon the financial and operational metrics below.

The financial target award metric of budgeted Income Before Taxes, on which the financial target awards were based, was $32.0 million. This target was established to appropriately incentivize the NEOs and was based on known, anticipated and projected operational and financial opportunities and challenges in 2018.

The non-financial target award metrics established for each NEO were as follows:

Name	Non-Financial Performance Metrics
Dennis W. Doll	• Growth • Operational Excellence • Risk Management • Succession Planning/Organizational Development
A. Bruce O’Connor	• Strategic Tax Initiatives • Operating Cost Control • Regulatory Proceedings
Richard M. Risoldi	• Employee Safety • Capital Management and Operational Efficiency • Environmental Compliance
Gerard L. Esposito	• Regulated/Non-regulated Operations Growth • Regulatory and Government Relations
Bernadette M. Sohler	• Community Relations re: Large Capital Projects • Digital Technology Platform Development/Upgrades • Stakeholder Engagement

The Company does not have established threshold and maximum award percentages defined relative to each financial and non-financial performance goal. There is no implicit expectation that partial awards would be made relative to the Company financial target, or the non-financial targets, if the target is not fully achieved. The non-financial award targets are partially qualitative in nature. An element of judgment is applied by the Compensation Committee in assessing the extent to which any individual non-financial target was, or was not achieved. Awards are therefore recommended in the sole judgment and discretion of the Compensation Committee, with the ultimate approval of the full Board.

In the Compensation Committee’s evaluation of the extent to which the financial goal was achieved, it was concluded that there were no non-recurring items that should be considered in the evaluation. The Committee further concluded that the company financial incentive target of budgeted Income Before Income Taxes had been fully met in 2018. In addition, the Committee assessed the extent to which the non-financial incentive goals were met for each NEO. Consequently, the Committee, and subsequently the full Board, approved the following restricted stock awards:

Name	Company Financial Goal	Non-Financial Operational Goal #1 Award	Non-Financial Operational Goal #2 Award	Total Long- Term Incentive Award
Dennis W. Doll	$410,400	$51 ,300	$51,300	$513,000
A. Bruce O’Connor	$ 63,781	$85,042	$10,630	$159,453
Richard M. Risoldi	$ 63,781	$26,576	$21,260	$111,617
Gerard L. Esposito	$ 23,412	$11 ,706	$ 1,951	$ 37,069
Bernadette M. Sohler	$ 28,493	$ 9,498	$ 9,498	$ 47,489

Broad-based Benefits. NEOs are provided with certain health and welfare benefits available to all qualifying employees of the Company, as well as selected fringe benefits and perquisites, not generally available to all employees of the Company.

The following summarizes the broad-based benefits, available to all qualifying employees, in which the NEOs participate:

•	Defined benefit pension plan (see page 25 for description of limitations to participation in this Plan),Defined contribution 401(k) retirement plan,
•	Health insurance coverage (all employees share in the cost of such coverage),
•	Disability insurance coverage,
•	Group term life insurance coverage (premiums associated with coverage above $50,000 are reported as taxable income to all eligible employees per Internal Revenue Service regulations).

Executive Benefits and Perquisites. The NEOs received the following fringe benefits and perquisites:

•	Use of a Company-owned vehicle. The cost of operation and maintenance of such vehicle is borne by the Company. The value of any personal use of such vehicle is reported as taxable income to the executive,
•	Use of a Company-owned cellular telephone, generally for business purposes,
•	Group term life insurance coverage of 1.5x base salary (amount in excess of coverage generally available to all employees, for which premiums are reported as taxable income to the executive and for which total policy coverage is capped at $1,500,000),
•	Participation in a Supplemental Executive Retirement Plan (see page 23 for description of limitations to participation in this Plan).

The Compensation Committee formally reviews all components of executive compensation on an annual basis, as well as on an interim basis, as deemed necessary.

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Supplemental Executive Retirement Plan. Certain of the Company’s NEOs are eligible to participate in a non-qualified Supplemental Executive Retirement Plan (SERP) at the discretion of the Board. A participant, who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of eligible compensation, as defined in the SERP, generally reduced by the primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan. Further reductions are made for certain retirement benefits from prior employment, where such benefits have accrued. The maximum annual retirement benefit to which one of the five NEOs may be entitled is 50% of eligible compensation.

Offsetting amounts related to Social Security and other benefit plans are calculated similarly for all NEOs. Generally, a participant is vested in the SERP at ten (10) years of service in the case of retirement, and in the event of a Change in Control, as described further herein. A participant’s right to receive benefits under the SERP generally commences: 1) upon retirement, 2) to their beneficiary at death or, 3) in connection with a Change in Control upon termination under the circumstances described in the SERP.

Benefits are generally payable upon achieving Normal Retirement, as defined in the SERP, to the participant or the participant’s beneficiary. A reduced benefit may be received upon Early Retirement, as defined in the SERP, after age 62 and before age 65. The default method of benefit payment is a 15-year certain payout, payable in monthly installments. Subject to approval by the Compensation Committee, the benefit may be paid in the form of a single life annuity, joint and 50% survivor’s annuity, joint and 100% survivor’s annuity, single life annuity with a ten (10) year certain period or single life annuity with a fifteen (15) year certain period. Amounts paid in any manner other than 15-year certain option are adjusted on an actuarial equivalent basis.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP except that upon a Change in Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP.

Absent a Change in Control, benefit payments are in the form of an unfunded general obligation of the Company.

Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board that they approve the payment of special cash compensation to one or more NEOs, in addition to payments approved during the annual compensation-setting cycle. The Committee may make such a recommendation if it believes it is appropriate to reward one or more NEOs in recognition of contributions to a particular project or initiative, or in response to customer, competitive or other factors that were not addressed during the recurring annual compensation-setting cycle or, that may have changed since the annual compensation-setting cycle.

Stock Ownership and Holding Requirements

The Company has formal stock ownership and holding requirements for NEOs, to be achieved within five years of being designated a NEO. A formal beneficial Common Stock ownership and holding requirement of 3.0 times base salary has been established for the CEO. A beneficial stock ownership and holding requirement of 1.5 times base salary is in effect for the Chief Financial Officer and Chief Operating Officer. A beneficial stock ownership and holding requirement of 1.0 times base salary has been established for all other NEOs. Some or all of the shares that are under beneficial ownership of each NEO may be in the form of unvested restricted stock, to which the executive does not acquire unrestricted title until such restricted stock awards fully vest.

Employment Agreements. The Company does not have employment agreements with any of the NEOs other than in conjunction with a Change in Control, as detailed elsewhere in this Proxy Statement. All NEOs are “at will” employees.

Compensation Committee

Amy B. Mansue, Chair

Steven M. Klein

Jeffries Shein

John R. Middleton, M.D. (until his retirement in May 2018)

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SUMMARY COMPENSATION TABLE

The following table details compensation earned or accrued by our NEOs for the three years ended December 31, 2018, 2017 and 2016, respectively.

Name and Principal Position	Year	Salary ($)	(1) Stock Awards ($)	(2) Change in Pension Value and Non-Qualified Deferred Comp. Earnings ($)	(3) All other Compensation ($)	Total ($)
Dennis W. Doll Chairman, President and Chief Executive Officer	2018	587,761	513,000	234,144	78,101	1,413,006
	2017	547,432	316,088	521,505	65,884	1,450,909
	2016	522,396	301,036	425,692	57,140	1,306,264
A. Bruce O’Connor Sr. Vice President-Treasurer and Chief Financial Officer	2018	319,602	159,453	155,438	37,938	672,431
	2017	308,737	103,206	335,139	33,631	780,713
	2016	291,913	98,291	248,534	31,041	669,779
Richard M. Risoldi Sr. Vice President-Operations and Chief Operating Officer	2018	319,602	111,617	207,423	40,842	679,484
	2017	308,737	103,206	344,446	37,308	793,697
	2016	291,913	98,291	260,136	31, 361	681,701
Gerard L. Esposito (4) President Tidewater Utilities, Inc.	2018	221,529	37,069	(37,238)	25,715	247,075
	2017	213,998	31,216	6,960	25,336	277,510
	2016	202,337	29,729	98,131	26,064	356,260
Bernadette M. Sohler Vice President Corporate Affairs	2018	216,662	47,488	57,696	24,201	346,047
	2017	209,382	46,105	194,177	20,950	470,614
	2016	195,609	43,910	127,758	21,297	388,574

(1)	Reflects the value of Restricted Stock Plan awards in the applicable year. These awards generally do not vest to the participants until the expiration of five years from the date of such award. During such five-year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon.
(2)	Represents the aggregate change in the actuarial present value of the accumulated benefits under all of our defined benefit pension plans for the named executive officers. The increases for Messrs. Doll, O’Connor and Risoldi and Ms. Sohler are primarily due to changes in the levels of qualifying compensation and an additional year of credited service. The decrease for Mr. Esposito represents a reduction in retirement benefits when he retired due to his continued employment beyond normal retirement as defined in the Company’s supplemental executive retirement plan. Neither an increase nor decrease in the pension value resulting from changes in the discount rate results in any increase or decrease in benefits payable to participants under the plans, other than additional credit service years for the passage of time. The Company does not have any nonqualified deferred compensation plans or related earnings.
(3)	The detail of “All Other Compensation” recognized for the benefit of the NEOs is set forth on Schedule A as supplemental information to the Summary Compensation Table.
(4)	Mr. Esposito retired from the company effective January 1, 2019. The company has entered into a consulting agreement with Mr. Esposito for his assistance with certain ongoing projects. The agreement provides for a monthly fee of $4,167 and expires December 31, 2019.

SCHEDULE A - SUMMARY - ALL OTHER COMPENSATION

The following table details all other compensation earned or accrued for the three years ended December 31, 2018, 2017 and 2016, respectively.

		Dividends on Restricted Stock	Personal Automobile Use	(4) Group Term Life Insurance Premiums	(4) 401(K) - Employer Match	Spouse Travel	Total - All Other Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Dennis W. Doll Chairman, President and Chief Executive Officer	2018	49,558	4,584	13,570	9,600	789	78,101
	2017	43,974	3,264	8,217	9,015	1,414	65,884
	2016	37,532	2,724	7,755	7,911	1,218	57,140
A. Bruce O’Connor Sr. Vice President-Treasurer and Chief Financial Officer	2018	16,457	4,040	7,198	9,624	619	37,938
	2017	15,503	2,964	4,522	9,449	1,193	33,631
	2016	14,211	2,478	4,261	9,371	720	31 ,041
Richard M. Risoldi Sr. Vice President-Operations and Chief Operating Officer	2018	16,241	5,813	7,198	9,624	1,966	40,842
	2017	15,238	4,535	6,940	9,449	1,146	37,308
	2016	9,182	4,534	6,540	9,335	1,770	31 ,361
Gerard L. Esposito President Tidewater Utilities, Inc.	2018	5,468	5,499	7,621	6,648	479	25,715
	2017	5,120	5,499	7,621	6,614	482	25,336
	2016	5,175	5,499	7,621	6,526	1,243	26,064
Bernadette M. Sohler Vice President Corporate Affairs	2018	7,556	5,793	3,057	6,624	1,171	24,201
	2017	6,779	3,985	2,945	7,241	0	20,950
	2016	6,230	5,939	2,770	5,243	1,115	21,297

(4) The benefits available to the NEOs under these programs are also available to all other employees of the Company.

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GRANTS OF PLAN-BASED AWARDS*

The following table details information relative to grants of plan-based awards to the NEOs under our Restricted Stock Plan during the year ended December 31, 2018.

Name	Grant Date	Stock Awards: Number of Shares or Units
		(#)
Dennis W. Doll	03/29/2018	8,653
A. Bruce O’Connor	03/29/2018	2,825
Richard M. Risoldi	03/29/2018	2,825
Gerard L. Esposito	03/29/2018	855
Bernadette M. Sohler	03/29/2018	1,262

*The Company does not employ the use of stock options.

STOCK VESTED DURING 2018*

The following table details information regarding the vesting of stock awards as of December 31, 2018.

	Stock Awards
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	9,042	426,330
A. Bruce O’Connor	3,321	156,585
Richard M. Risoldi	3,000	141,450
Gerard L. Esposito	1,263	59,550
Bernadette M. Sohler	1,462	68,933

*The Company does not employ the use of stock options.

OUTSTANDING EQUITY AWARDS

The following table represents outstanding restricted stock awards as of December 31, 2018.

	Shares of stock that have not vested	Market value of shares of stock that have not vested
Name	(#)	($)
Dennis W. Doll	49,849	2,659,444
A. Bruce O’Connor	16,307	869,978
Richard M. Risoldi	16,307	869,978
Gerard L. Esposito	5,280	281,688
Bernadette M. Sohler	7,525	401,459

PENSION BENEFITS

The following table details the present value of accumulated benefits that have accrued under the Qualified Defined Benefit Pension Plan (Qualified Plan) and the SERP as of December 31, 2018.

Name	Plan	Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis W. Doll	MWC Qualified Plan	14	654,450	—
	MWC SERP	14	2,719,729	—
A. Bruce O’Connor	MWC Qualified Plan	29	1,415,424	—
	MWC SERP	29	666,361	—
Richard M. Risoldi	MWC Qualified Plan	29	1,488,707	—
	MWC SERP	29	756,985	—
Gerard L. Esposito	MWC Qualified Plan	20	1,054,808	—
	MWC SERP	20	216,515	—
Bernadette M. Sohler	MWC Qualified Plan	24	975,098	—
	MWC SERP	24	—	—

CEO to Median Employee Pay Ratio

The Securities and Exchange Commission requires disclosure of the CEO to median employee pay ratio. Mr. Doll had 2018 annual total compensation of $1,413,006 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2018 was $76,026. As a result, Mr. Doll’s 2018 annual total compensation was 18.59 times that of our median employee.

Middlesex Water Company                     25                    2019 Proxy Statement

All employees, hired before April 1, 2007, including the NEOs, who receive pay for a minimum of 1,000 hours during the calendar year, are participants in the Company’s Qualified Plan. Under the noncontributory Qualified Plan, current service costs are funded annually, as required under Internal Revenue Service guidelines and by the Qualified Plan. The Company’s annual contribution is determined on an actuarial basis. Benefits are measured from the member’s entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee’s Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by anticipated total years of service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts. The benefits under the SERP are described on page 23 of this Proxy Statement.

Messrs. Doll, O’Connor, Risoldi and Ms. Sohler are eligible to receive early retirement benefits under the Qualified Plan, only in the event of their retirement. If any of the aforementioned NEOs elected to receive early retirement benefits under the Qualified Plan, such benefits would be at a reduced level on an actuarial basis, as defined under the Qualified Plan for any eligible employee who elects early retirement prior to age 62. With respect to the SERP, if Messrs. Doll, O’Connor and Risoldi are eligible to receive early retirement benefits and if so elected to receive early retirement benefits (defined as retirement prior to age 65 but after age 62) such benefits would be at a reduced level as defined under the SERP. Mr. Esposito retired effective January 1, 2019. No lump sum payment of accumulated retirement benefits is provided under the Qualified Plan or the SERP.

Employees hired after March 31, 2007 are not eligible to participate in the Qualified Plan, but do participate in a defined contribution plan, in lieu of the Qualified Plan, that provides an annual contribution at the discretion of the Company, based upon a percentage of the participants’ compensation.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Company has Change in Control Agreements with the NEOs. These agreements generally provide that if the executive is terminated by the Company, other than for death, disability, retirement, Cause (as defined in the agreement), or if the executive resigns for Good Reason (as defined in the agreement) within three (3) years after a Change In Control of the Company, also as defined in the agreement, the executive is entitled to receive, (a) a lump sum severance payment equal to three (3) times the executive’s average annual total eligible compensation, as defined in the agreement for the five (5) years prior to the termination; (b) continued coverage for three (3) years under any health or welfare plan in which the executive and the executive’s dependents were participating; and (c) an additional amount equal to the amount of federal Excise Tax, if any, that is due or determined to be due resulting from the severance payments or any other payments under the agreement. The Company has no non-Change in Control severance arrangements. The Company does not gross- up payments for any other federal or state income or other tax under a Change in Control or, under any other agreement or plan. The benefits under any health or welfare benefit plan could end earlier than three (3) years from the date of termination and would end on the earlier of (i) the date the executive becomes covered by a new employer’s health and welfare benefit plan, or (ii) the date the executive becomes eligible for Medicare. Also, coverage for the executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

In addition to the benefits to be paid to the executive as noted above, if there is a separation from service under the terms of the Change in Control agreement on or before the third anniversary of the Change in Control, the Company shall pay the executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the executive as of the date of termination. Also, any outstanding restricted stock grants awarded to the executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

A Change in Control may also lead to the payment of benefits to the NEOs and other Executive Officers, who participate in the SERP. Under the SERP, if an executive leaves the Company’s employ under the terms of a Change In Control agreement within five years of the Change in Control, the executive shall be entitled to receive an annual retirement benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as more particularly set forth in the SERP. Such annual retirement benefits shall commence within sixty days after the later of (a) the executive’s Normal Retirement Date, or (b) the executive’s retirement or termination of employment with the Company or its successor. Unless the executive elects and receives approval of an alternative form of payment under the SERP, the executive shall receive the annual retirement benefit each year for fifteen years payable in monthly installments.

Notwithstanding the foregoing, if an executive leaves the Company’s employ under the terms of a Change In Control agreement, then, at the executive’s sole option, the executive may elect to receive a reduced benefit equal to 75% of the executive’s eligible Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated and as set forth in the SERP, to commence within 60 days of separation of employment. The following table indicates the potential value the NEOs would receive in connection with termination by the Company within three years after a Change in Control of the Company. All scenarios use December 31, 2018, the last business day of the Company’s most recent fiscal year, as the date for the triggering event set forth in the schedule. Additionally, the potential values to each of the NEOs also include the present value of accumulated benefits under the SERP assuming that each NEO made an election to receive such benefits within sixty days after the executive terminates employment with the Company or its successor.

Name	Compensation Paid During Calendar Year 2018 (using definition of “Compensa- tion” under the Agreement)	Termination Before Third Anniversary (1)
Dennis W. Doll	$800,844	$6,518,106
A. Bruce O’Connor	$390,807	$2,658,810
Richard M. Risoldi *	$392,757	$2,589,909
Gerard L. Esposito **	$240,737	–
Bernadette M. Sohler	$247,439	$1,270,219

(1) Compensation and other benefits paid following termination on or before the third anniversary of the Change in Control.

*Mr. Risoldi announced his retirement effective July 1, 2019

**Mr. Esposito retired effective January 1, 2019.

Middlesex Water Company                     26                    2019 Proxy Statement

PROPOSAL 2

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on the compensation of our NEOs on an annual basis. The Compensation of our NEOs is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 17-26 of this Proxy Statement.

The Compensation Committee of the Board of Directors is responsible for making recommendations to the full Board of Directors with respect to the compensation of the NEOs, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s equity-based incentive compens tion plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other NEOs. The Board of Directors has ultimate authority to determine the compensation of all NEOs, including the Chief Executive Officer.

The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the NEOs) for short- and long-term performance, and to provide competitive compensation to attract appropriate talent to the Company. The methods used to achieve these goals for NEOs are influenced by the compensation and employment practices of our peers and competitors within the utilities industry, and elsewhere in the marketplace, for executive talent. Other considerations include each NEO’s individual performance in achieving both financial and non-financial corporate goals.

Based on its review of the total compensation of our NEOs for fiscal year 2018, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging NEOs to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of NEO compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal, the approval of which is included as Proposal 2 in this Proxy Statement. This advisory vote is typically referred to as a “say-on-pay” vote.

For the reasons stated above, the Board is requesting your non-binding approval of the compensation of NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 17-26 of this Proxy Statement.

Your vote on this proposal will be non-binding and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 2, THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Middlesex Water Company                     27                    2019 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised solely of independent directors. The Committee for the year 2018 was Steven M. Klein, Kim C. Hanemann, and Amy B. Mansue. Mr. Klein serves as Audit Committee Chair and is the designated Audit Committee Financial Expert, as defined by the Securities and Exchange Commission. The Audit Committee operates under a written Charter adopted by the Board of Directors which is reviewed and adopted annually by the Audit Committee and the Board of Directors. John R. Middleton, M.D. served on the Audit Committee until his retirement from the Board in May 2018. The Charter is available on the Company’s website at www.MiddlesexWater.com.

Management is responsible for the Company’s consolidated financial statements and internal controls. The Company’s independent accountants, Baker Tilly Virchow Krause, LLP (“Baker Tilly”), are responsible for performing an integrated independent audit of the Company’s annual consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to oversee the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In this context, the Audit Committee meets periodically with Baker Tilly without management present.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and Baker Tilly. The Audit Committee discussed with Baker Tilly the matters required to be discussed under the rules adopted by the PCAOB which included:

1.	Significant issues with regard to Baker Tilly’s appointment or retention;
2.	Significant risks identified during Baker Tilly’s risk assessment procedures;
3.	Significant changes to Baker Tilly’s planned audit strategy or to the significant risks originally identified;
4.	Significant accounting policies and practices and significant unusual transactions;
5.	Critical accounting policies and practices;
6.	Critical accounting estimates;
7.	Baker Tilly’s evaluation of the quality of the Company’s financial reporting;
8.	Other information in documents containing audited financial statements;
9.	Difficult or contentious matters for which Baker Tilly was consulted;
10.	Management’s consultations with other accountants;
11.	Going concern considerations;
12.	Uncorrected and corrected misstatements;
13.	Material written communications between the Company and Baker Tilly;
14.	Significant difficulties encountered in performing the audit.

Baker Tilly also provided to the Audit Committee the written disclosures required by the applicable rules of the PCAOB, and the Audit Committee discussed with Baker Tilly the firm’s independence with respect to Middlesex Water Company and its management. The Audit Committee has the sole authority to pre-approve permitted non-audit services performed by Baker Tilly and has considered whether any such non-audit services, provided to the company, is compatible with maintaining their independence.

Based on the Audit Committee’s discussions with management and Baker Tilly the Audit Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of Baker Tilly to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

The Audit Committee also discussed with management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the SEC and the Sarbanes-Oxley Act of 2002, for certain of the Company’s filings with the SEC.

Audit Committee

Steven M. Klein,Chairman
Kim C. Hanemann
Amy B. Mansue

Middlesex Water Company                     28                    2019 Proxy Statement

PROPOSAL 3

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The shares represented by the proxies will be voted for ratification of the appointment by the Audit Committee of Baker Tilly Virchow Krause, LLP (Baker Tilly) as our independent registered public accounting firm, to issue a report to the Board and shareholders on our financial statements for the year ending December 31, 2019.

Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law or regulation, the Board is submitting the selection of an independent registered public accounting firm for shareholder ratification. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of Baker Tilly are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders in person or represented by proxy, at the Annual Meeting is required for the approval of this Proposal. The Board has not determined what action it would take if the shareholders do not approve the selection of Baker Tilly, but may reconsider the selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of shareholders

THE BOARD RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Baker Tilly was previously approved and appointed by the Audit Committee as the Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017. Aggregate fees billed to the Company for the years ended December 31, 2018 and 2017 by Baker Tilly are as follows:

	2018	2017
Audit Fees {a}	$421,997	$429,268
Audit-Related Fees	–	–
Total Audit and Audit-Related Fees	$421,997	$429,268
Tax Fees {b}	29,000	28,026
All Other Fees	–	–
Total Fees	$450,997	$457,294

{a}	Audit fees were incurred for audits of the financial statements and internal control over financial reporting of the Company, an audit of the financial statements of a subsidiary of the Company and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.
{b}	Tax fees were incurred for the preparation of the Company’s tax returns.

The Audit Committee has established a pre-approval policy for all audit and non-audit services to be performed by Baker Tilly in excess of $5,000. For service fees below that amount the Audit Committee will not require pre-approval so long as the services are approved by the Audit Committee prior to the completion of the audit.

Middlesex Water Company                     29                    2019 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 25, 2019, the number of shares of Middlesex Water common stock beneficially owned by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group. All Directors own stock in Middlesex Water Company. Jeffries Shein owned 2.03% of the shares outstanding as of March 25, 2019. All other individual elected Directors and Executive Officers owned less than 0.56% of the shares outstanding on March 25, 2019.

Name	Total Shares Beneficially Owned (1)
Directors
James F. Cosgrove Jr.	6,487
Kim C. Hanemann	1,808
Steven M. Klein	6,034
Amy B. Mansue	7,208
Walter G. Reinhard	8,175
Jeffries Shein	334,254
Named Executive Officers
Dennis W. Doll	93,368
A. Bruce O’Connor	39,137
Richard M. Risoldi	37,155
Gerard L. Esposito	21,626
Bernadette M. Sohler	9,937
All elected Directors and Executive Officers as a group including those named above. (13 people)	574,268*

(1) Beneficial owner has the sole power to vote such shares.

*	Represents 3.49% of the shares outstanding on March 25, 2019. Percentage of each individual is based on 16,451,104 shares outstanding as of March 25, 2019.

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, Officers and Directors, and certain beneficial owners of the Company’s equity securities are required to file reports of ownership and changes in ownership with the SEC on specified due dates. Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such Officers and Directors (we are not aware of any five percent holder) were met during 2018.

Other Security Holders

The following table sets forth as of March 25, 2019, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares	Percent of Class
BlackRock Institutional Trust Company 400 Howard Street San Francisco, CA 94105	1,111,353 (1)	6.78%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,076,184 (1)	6.56%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	969,177 (1)	5.91%

(1) This information is based on a Schedule 13F Combined filed with the SEC on December 31, 2018.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any will be presented for consideration at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Electronic Access to Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available at www.proxyvote.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at the Office of the Corporate Secretary, Middlesex Water Company, 485C Route 1 South, Suite 400, Iselin, New Jersey 08830.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2018 Annual Report on Form 10-K filed by the Company, including the financial statement and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the company upon payment of the reasonable cost of copying such exhibits.

Minutes of 2018 Annual Meeting of Shareholders

The minutes of the 2018 Annual Meeting of Shareholders will be submitted at the Annual Meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

Middlesex Water Company                     30                    2019 Proxy Statement

THIS PAGE IS INTENTIONALLY LEFT BLANK

Middlesex Water Company                     31                    2019 Proxy Statement

NEW ANNUAL MEETING LOCATION

Due to renovation of our Ronson Road facility, this year we are hosting our Annual Meeting at a hotel just minutes away at

The Delta by Marriott Woodbridge (formerly the Renaissance Hotel).

Directions to:

The Delta by Marriott Woodbridge

(Formerly The Renaissance Hotel) 515 US Highway 1 South Iselin, New Jersey 08830

FROM GARDEN STATE PARKWAY (NORTH)

Take Exit 131A to the fourth traffic light. Tum right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to the third traffic light (Gill Lane). Turn right and take Gill Lane all the way up passing Ronson Road. Turn right onto Route 1 and the venue will be on the right hand side by Kona Grill.

FROM GARDEN STATE PARKWAY (SOUTH)

Take Exit 130 to Route 1 North. After first traffic light, take reverse jug handle to Woodbridge Center Drive. Make a left onto Route 1 South and the venue will be on the right hand side by Kona Grill.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH)

Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH)

Proceed to the Woodbridge Center area. If southbound, continue past Woodbridge Center Drive and the venue will be on the right hand side by Kona Grill. If northbound, take reverse jug handle to Woodbridge Center Drive. Make a left onto Route 1 South and the venue will be on the right hand side by Kona Grill.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2019. Meeting Information MIDDLESEX WATER COMPANY Meeting Type: Annual Meeting For holders as of: March 25, 2019 Date: May 21, 2019 Time: 11:00 AM EDT Location: The Delta by Marriott Woodbridge (formerly the Renaissance Hotel) 515 U.S. Highway 1 South Iselin, NJ 08830 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 485C ROUTE 1 SOUTH SUITE 400 ISELIN, NJ 08830 E70213-P21977 See the reverse side of this notice to obtain proxy materials and voting instructions. Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. .. XXXX XXXX XXXX XXXX .. XXXX XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2019 to facilitate timely delivery. How To Vote E70214-P21977 Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. .. XXXX XXXX XXXX XXXX Voting Items The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Steven M. Klein 02) Amy B. Mansue 03) Ann L. Noble 04) Walter G. Reinhard The Board of Directors recommends you vote FOR the following proposal: 2. To provide a non-binding advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: We may also transact such other business that may properly come before the meeting or any postponement or adjournment thereof. E70215-P21977 E70216-P21977

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cutoff date or the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 485C ROUTE 1 SOUTH SUITE 400 ISELIN, NJ 08830 E70210-P21977 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MIDDLESEX WATER COMPANY The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Steven M. Klein 02) Amy B. Mansue 03) Ann L. Noble 04) Walter G. Reinhard For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To provide a non-binding advisory vote to approve named executive officer compensation. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 3. To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. NOTE: We may also transact such other business that may properly come before the meeting or any postponement or adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E70211-P21977 MIDDLESEX WATER COMPANY Annual Meeting of Shareholders May 21, 2019 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James F. Cosgrove, Jr. and Kim C. Hanemann or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Middlesex Water Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., on May 21, 2019, at The Delta by Marriott Woodbridge (formerly the Renaissance Hotel), 515 U.S. Highway 1 South, Iselin, NJ 08830, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side